UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

Bill.com Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100

San Jose, California 95002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The Merger Agreement

On May 6, 2021 (the “Agreement Date”), Bill.com Holdings, Inc.  (“Bill.com” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Delano Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Bill.com (“Merger Sub I”), Delano Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Bill.com (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), DivvyPay, Inc., a Delaware corporation (“DivvyPay”), and Shareholder Representative Services LLC, a Colorado limited liability company (in its capacity as the equityholder’s agent).

Upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub I will merge with and into DivvyPay, with DivvyPay surviving as a wholly owned subsidiary of Bill.com, and immediately thereafter, as part of the same overall integrated transaction, DivvyPay will merge with and into Merger Sub II, pursuant to which Merger Sub II will survive and remain a direct wholly owned subsidiary of Bill.com (such transactions, collectively or in seriatim, the “Merger”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, including customary purchase price adjustments, the aggregate consideration Bill.com will pay and issue upon the Closing in exchange for all of the outstanding equity interests of DivvyPay is approximately $2.5 billion, with approximately $625 million payable in cash (the “Cash Consideration”), subject to adjustments, and the remainder issuable in shares of Bill.com’s common stock (“Shares”), options to acquire Shares and restricted stock units covering Shares (the “Share Consideration” and, together with the Cash Consideration, the “Merger Consideration”).  The Share Consideration will be calculated based on a fixed value of $157.2697 per Share (the “Share Price”), which represents the average of the daily volume-weighted average sales price per Share for each of the twenty consecutive trading days ending on and including May 3, 2021.  The Merger Consideration assumes that DivvyPay will have $125 million in cash as of the Closing (the “Cash Target”), and the Cash Consideration will be adjusted for amounts above or below such Cash Target, with the Cash Target being reduced at a rate of $3.5 million per month if the Closing occurs after July 1, 2021.

In addition, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Bill.com will grant 953,776 RSUs under the 2019 Equity Incentive Plan (the “Employee RSUs”) to certain employees of DivvyPay who will continue as employees of Bill.com or its subsidiaries, including the surviving entity in the Merger (“Continuing Employees”), of which 635,850 will be granted to Blake Murray, DivvyPay’s chief executive officer. The Employee RSUs will vest over three years from the applicable vesting commencement date (which will occur within one fiscal quarter of Bill.com after the Closing), with one-third vesting on the one-year anniversary of such vesting commencement date, and the remainder vesting quarterly thereafter.

At the effective time of the Merger, all outstanding shares of DivvyPay’s capital stock and warrants will be cancelled and converted into the right to receive a pro rata portion of the Merger Consideration, except that shares of DivvyPay capital stock held by unaccredited stockholders may convert into the right to receive cash in lieu of the Share Consideration. All options to acquire DivvyPay’s common stock (“DivvyPay Options”) outstanding as of immediately prior to the effective time of the Merger will be treated as follows: (i) all vested and unvested DivvyPay Options that were granted prior to May 1, 2019 and are held by a Continuing Employee will be cancelled and the holder thereof will be entitled to receive cash equal to the value of such options (other than such options that are unvested and held by certain key employees, which will be cancelled for no consideration), (ii) all vested and unvested DivvyPay Options that were granted on or after May 1, 2019 and are held by Continuing Employees will be assumed by Bill.com, (iii) all other vested DivvyPay Options will be cancelled and the holder thereof will be entitled to receive cash equal to the value of such option and (iv) all other unvested DivvyPay Options will be cancelled for no consideration.

The Merger Agreement contains customary representations, warranties and covenants by DivvyPay and Bill.com.

Bill.com and DivvyPay’s obligations to consummate the Merger are subject to customary closing conditions, including, among other things, (i) the adoption of the Merger Agreement and approval of the Merger in accordance with Delaware law, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the accuracy of certain representations and warranties made by the other party in the Merger Agreement (subject to certain materiality exceptions), (iv) the other party’s material compliance with its covenants set forth in the Merger Agreement and (v) the absence of a material adverse effect with respect to the other party.  Bill.com’s obligations to consummate the Merger are also subject to (i) the execution of the Joinder Agreements (as defined below) by stockholders holding at least 90% of DivvyPay’s outstanding shares, (ii) the continued effectiveness of certain agreements entered into with key employees of DivvyPay in connection with the execution of the Merger Agreement and the retention of 90% of DivvyPay employees and (iii) DivvyPay’s delivery of audited financial statements for its fiscal year ended December 31, 2020.

The Merger Agreement may be terminated (i) by mutual written consent of Bill.com and DivvyPay, (ii) by Bill.com or DivvyPay, if the closing of the Merger has not occurred on or before September 3, 2021 (which date may be extended to March 3, 2022 by mutual agreement if all closing conditions have been satisfied or waived, other than the expiration or termination of the applicable waiting period under the HSR Act, as of such original date), (iii) by either Company or DivvyPay, if the other party (a) materially breaches its representations, warranties or covenants in the Merger Agreement, (b) has not cured such breach within 30 days of written notice of such breach and (c) such breach would result in the failure of any condition of the closing to be satisfied, or

(iv) by Bill.com, if DivvyPay’s stockholders do not adopt the Merger Agreement and approve the Merger within eight hours after the execution of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, Bill.com will deposit approximately $125 million of the Merger Consideration (the “Escrow Amount”), consisting of cash and Shares, in a third-party escrow account for a period of 15 months to partially secure the indemnification obligations of DivvyPay’s stockholders and warrantholders (the “Indemnifying Parties”) under the Merger Agreement. The Indemnifying Parties have agreed to indemnify Bill.com for, among other things, (i) breaches of representations, warranties and covenants, (ii) inaccuracies in the calculation and distribution of the Merger Consideration, (iii) outstanding litigation and other specified matters, (iv) liabilities for pre-Closing taxes and (v) fraud, intentional misrepresentation or willful misconduct by or on behalf of the DivvyPay in connection with the transactions contemplated by the Merger Agreement. In general, subject to certain exceptions, including for outstanding litigation and specified indemnity matters, certain fundamental representations, pre-closing taxes and fraud, the Indemnifying Parties will not be required to pay any amounts in respect of its indemnification obligations related to breaches of representations and warranties until the aggregate amount of all losses exceeds a deductible of $10 million, in which case the Indemnifying Parties will be required to indemnify only for such losses in excess of the deductible. The Indemnifying Parties’ aggregate indemnity obligations are generally capped at the Escrow Amount, except for fraud.

The Company intends to issue the Shares in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended. Under the terms of the Merger Agreement, Bill.com has agreed to file a registration statement on Form S-3 covering the resale of the Shares to be issued to Company securityholders (the “Resale Registration Statement”).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which will be filed as an exhibit on the earlier to be filed of (i) Bill.com’s Annual Report on Form 10-K for the fiscal year ending June 30, 2021 and (ii) the Resale Registration Statement.

Joinder Agreements

In connection with the execution and delivery of the Merger Agreement, certain of DivvyPay’s stockholders and executive officers (each, a “Consenting Stockholder”) entered into Joinder Agreements with Bill.com (collectively, the “Joinder Agreements”), pursuant to which each Consenting Stockholder has agreed, pursuant to the terms and subject to the conditions of the Joinder Agreements, to be bound by and have the benefit of all of the terms and conditions of the Merger Agreement applicable to such Consenting Stockholder.

Subject to the terms and conditions set forth in the Joinder Agreements, each Consenting Stockholder has agreed, among other things, to vote each share of DivvyPay’s capital stock that they own in favor of the adoption of the Merger Agreement.  The Joinder Agreements also restrict each Consenting Stockholder from, among other things, transferring or agreeing to transfer any of shares of DivvyPay’s capital stock, except to certain transferees, who shall agree to be bound by the terms and conditions of the Joinder Agreement.

Subject to the terms and conditions set forth in the Joinder Agreements, after the Closing, (i) Bill.com has agreed to register the Shares issued to DivvyPay stockholders who execute the Joinder Agreements on the Resale Registration Statement and (ii) Shares issued to certain Consenting Stockholders pursuant to the Merger Agreement will be subject to a six-month lockup restriction, including 75% of the Shares issued to Blake Murray, DivvyPay’s chief executive officer, and certain relatives of Mr. Murray, and 40% of the Shares issued to certain institutional and strategic investors.

The foregoing summary of the Joinder Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Joinder Agreements, a form of which will be filed as an exhibit on the earlier to be filed of (i) Bill.com’s Annual Report on Form 10-K for the fiscal year ending June 30, 2021 and (ii) the Resale Registration Statement.

Item 2.02	Results of Operations and Financial Condition.

On May 6, 2021, the Company issued a press release and will hold a conference call regarding its financial results for the third fiscal quarter ended March 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of GAAP to non-GAAP results is provided in the attached Exhibit 99.1 press release.

The Company announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, and Bill.com’s investor relations website (https://investor.bill.com) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On May 6, 2021, Bill.com and DivvyPay issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated May 6, 2021

99.2	Press release dated May 6, 2021

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Use of Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may contain words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction and the expected benefits of the proposed transaction, are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs.  While Bill.com believes these expectations, assumptions, estimates and beliefs are reasonable, such forward-looking statements are only predictions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) failure of DivvyPay to obtain stockholder approval as required for the proposed transaction; (ii) failure to obtain governmental and regulatory approvals required for the closing of the proposed transaction, or delays in governmental and regulatory approvals that may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; successful completion of the proposed transaction; (iii) failure to satisfy the conditions to the closing of the proposed transactions; (iv) unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of Bill.com or DivvyPay to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Bill.com or DivvyPay does business, or on Bill.com’s or DivvyPay’s operating results and business generally; (vi) the outcome of any legal proceeding related to the proposed transaction; (vii) the challenges and costs of integrating, restructuring and achieving anticipated synergies and benefits of the proposed transaction and the risk that the anticipated benefits of the proposed transaction may not be fully realized or take longer to realize than expected; (vii) competitive pressures in the markets in which Bill.com and DivvyPay operate; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (ix) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Bill.com are set forth in its filings with the SEC, including each of Bill.com’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Bill.com files from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Bill.com assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: May 6, 2021	By:	/s/ John Rettig
John Rettig
Chief Financial Officer and Executive Vice President, Finance and Operations